UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Tri-S Security Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRI-S SECURITY CORPORATION

Royal Centre One

11675 Great Oaks Way, Suite 120

Alpharetta, Georgia 30022

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On November 7, 2006

To the Shareholders of Tri-S Security Corporation:

Notice is hereby given that the Annual Meeting of Shareholders (together with any adjournments or postponements thereof, the “Meeting”) of Tri-S Security Corporation, a Georgia corporation (the “Company”), will be held at 11:00 a.m., local time, on Tuesday, November 7, 2006, at the Company’s corporate offices, located at Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022, for the purpose of considering and voting upon the following matters:

(1)	to elect one Class I director for a three-year term of office;

(2)	to amend and restate the Company’s 2004 Stock Incentive Plan;

(3)	to ratify the appointment of Tauber & Balser, P.C. as the independent registered public accountants of the Company for the year ending December 31, 2006; and

(4)	to transact such other business as may properly come before the Meeting.

These items are more fully described in the accompanying Proxy Statement, which is hereby made a part of this Notice of Annual Meeting of Shareholders. The Board of Directors of the Company has fixed the close of business on September 5, 2006, as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Meeting. Only those shareholders of record as of the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “Annual Report”) is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this Notice.

By Order of the Board of Directors,

Ronald G. Farrell

Chairman of the Board

Atlanta, Georgia

October 6, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY REVOKE OR CHANGE YOUR PROXY FOR ANY REASON AT ANY TIME BEFORE THE VOTING BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, THEN YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF

TRI-S SECURITY CORPORATION

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement (the “Proxy Statement”) and the accompanying form of proxy are being furnished to the shareholders of Tri-S Security Corporation, a Georgia corporation (the “Company”), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the “Board”) from holders of the Company’s outstanding common stock, $0.001 par value per share (the “Common Stock”), for use at the Annual Meeting of Shareholders of the Company (together with any adjournments or postponements thereof, the “Meeting”) to be held at 11:00 a.m., local time, on Tuesday, November 7, 2006, at the Company’s corporate offices, located at Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022. This Proxy Statement, the accompanying form of proxy and the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “Annual Report”) are expected to be mailed to shareholders of record of the Company on or about October 11, 2006.

Solicitation of Proxies

The Company will bear the costs of printing and mailing the Proxy Statement, as well as all other costs incurred on behalf of the Board in connection with its solicitation of proxies from the Company’s shareholders. Directors, officers and employees of the Company and its subsidiaries may solicit proxies by mail, personal interview, telephone or other means without additional compensation therefor. Arrangements also will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of the Common Stock not beneficially owned by them, for forwarding such solicitation materials to, and obtaining proxies from, the beneficial owners of such Common Stock entitled to vote at the Meeting. The Company will reimburse these persons for their reasonable expenses incurred in doing so.

Voting Rights and Outstanding Shares

Only shareholders of record as of the close of business on September 5, 2006 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 3,548,704 shares of Common Stock outstanding and entitled to vote at the Meeting, held by approximately 21 holders of record. On each proposal considered at the Meeting, each shareholder of Common Stock is entitled to cast one vote per common share held as of the Record Date.

Quorum and Vote Required

A quorum of the Company’s shareholders is necessary to transact business at the Meeting. The presence at the Meeting, in person or by proxy, of shares of Common Stock representing a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date will constitute a quorum for transacting business at the Meeting. Abstentions and broker-non votes, discussed below, count as present for establishing a quorum.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting, meaning that the Class I nominee receiving the most votes will be elected as a Class I director. Cumulative voting is not permitted. Approval of each of the other proposals requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. If a quorum is not present at the Meeting, then it is expected that the Meeting will be adjourned or postponed to solicit additional proxies.

All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the votes cast as to any particular proposal on which the broker has expressly not voted. Broker non-votes are proxies from brokers or nominees indicating that those persons have not received instructions from the beneficial owners as to certain proposals on which the beneficial owners are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary voting power to vote without instructions. With respect to the proposal to elect a Class I director, abstentions, broker non-votes and instructions to withhold authority to vote for the nominee will result in the nominee receiving fewer votes. With respect to all other proposals presented at the Meeting, abstentions will have the same effect as votes cast against such proposals, and broker non-votes will have no effect on such proposals.

Revocability of Proxies

The shares of Common Stock represented by proxy will be voted as instructed if received in time for the Meeting. If no instructions are indicated, then such shares will be voted in favor of (FOR) (i) the election of the director nominee specified herein as a Class I director; (ii) the amendment and restatement of the Company’s 2004 Stock Incentive Plan (the “Incentive Plan”); (iii) the ratification of the appointment of Tauber & Balser, P.C. (“Tauber & Balser”) as the independent auditors of the Company for the year ending December 31, 2006; and (iv) in the discretion of the proxy holder, any other matter that may properly come before the Meeting. Any person signing and mailing a proxy may, nevertheless, revoke it at any time before it is exercised by sending to the Company a written revocation notice or a new, duly executed proxy bearing a later date or by attending in person and voting at the Meeting. Attendance at the Meeting, however, will not itself constitute the revocation of a proxy.

PROPOSAL 1

ELECTION OF CLASS I DIRECTOR

The business affairs of the Company are managed under the direction of the Board in accordance with the Georgia Business Corporation Code, as implemented by the Company’s articles of incorporation and bylaws. The role of the Board is to effectively govern the affairs of the Company for the benefit of its shareholders and other constituencies. The Board strives to ensure the success and continuity of business through the election of qualified management. It is also responsible for ensuring that the Company’s activities are conducted in a responsible and ethical manner. The Company is committed to having sound corporate governance principles.

The Company has a classified Board currently consisting of one Class I director (James M. Logsdon), one Class II director (James A. Verbrugge), and two Class III directors (Lee K. Toole and Ronald G. Farrell). The Class I director currently serves until the Meeting, and the Class II and Class III directors currently serve until the annual meetings of shareholders to be held in 2007 and 2008, respectively. After the Meeting, the Class I, Class II and Class III directors will serve until the annual meetings of shareholders to be held in 2009, 2007 and 2008, respectively, and until their respective successors are duly elected and qualified.

At each annual meeting of shareholders, directors are duly elected for a full term of three years to succeed those whose terms are expiring. Vacancies on the Board and newly-created directorships can generally be filled by a vote of a majority of the directors then in office. Executive officers are elected annually by the Board and serve at the discretion of the Board, subject to applicable employment agreements.

At the Meeting, shareholders are being asked to re-elect Mr. Logsdon to serve as a Class I director until the 2009 annual meeting of shareholders and until his successor is duly elected and qualified.

Proxies cannot be voted at the Meeting for a greater number of persons than the number of nominees named.

Unless otherwise directed, the persons named as proxies and attorneys in the enclosed form of proxy intend to vote (FOR) the election of Mr. Logsdon as a Class I director for the ensuing term and until his successor is duly elected and qualified. If Mr. Logsdon for any reason should not be available as a candidate for director, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by management. The Board has not been informed by Mr. Logsdon that he is unable to serve as a director or will decline to serve as a director.

Nominee for Election as a Class I Director

Set forth below is certain information, as of the Record Date, for the Class I nominee, Mr. Logsdon. This information is based on information furnished to the Company by Mr. Logsdon.

James M. Logsdon, age 59, has served as a member of the Board and as a member of the Board’s audit committee (the “Audit Committee”) and compensation committee (the “Compensation Committee”) since February 9, 2006. Mr. Logsdon is a consultant with The Logsdon Group, which Mr. Logsdon founded in March 2004. The Logsdon Group provides tactical and strategic consulting services to business organizations. He served as President, Chief Operating Officer and a director of Verso Technologies, Inc., a publicly-held technology corporation, from January 2000 until March 2004. From January 1998 to January 2000, Mr. Logsdon served as Vice President and General Manager of Branch Operations—East for the Network Services division of GTE Corporation, a global telecommunications corporation. From January 1991 to December 1997, he served as GTE’s Vice President, Sales & Marketing—Commercial Markets.

Recommendation of the Board of Directors

The Board unanimously recommends that the shareholders vote in favor of (FOR) Mr. Logsdon for election as a Class I director of the Company.

Class II and Class III Directors

The following sets forth certain information, as of the Record Date, for all other directors of the Company whose terms of office will continue after the Meeting.

Ronald G. Farrell, age 63, has served as a member of the Board and the Company’s Chief Executive Officer and President and as a director of the Company since October 2001. From December 1998 to December 2001, Mr. Farrell served as Chairman of the Board and Chief Executive Officer of Golf Entertainment, Inc. At various times from 1986 through 1998, Mr. Farrell founded and served as Chairman of the Board and Chief Executive Officer of Computer Integration Corporation, Sports Leisure, Inc., Automotive Industries, Inc. and Builders Design, Inc.

Lee K. Toole, age 70, has served as a member of the Board, the Audit Committee and the Compensation Committee since February 9, 2005. Mr. Toole founded Toole Consulting Corporation in 1997, which provides consulting services to Lucent Technologies, Inc. and GTE Corporation, among other clients. Mr. Toole retired in 1997 as a senior vice president of GTE Corporation, concluding a 36 year career in the telecommunications industry. During his career, which included 15 years with AT&T, Inc., Mr. Toole served in various executive capacities, including President of GTE China, Senior Vice President—Asia Pacific, Vice President—Business Development worldwide for wireless networks, and Chairman of the Board of Directors of a joint venture in Argentina which built a nationwide wireless network.

Dr. James A. Verbrugge, age 65, has served as a member of the Board, the Audit Committee and the Compensation Committee since February 9, 2005. Dr. Verbrugge is Emeritus Professor of Finance in the Terry College of Business at the University of Georgia. From 1976 to 2001, he was the Chairman of the Department of Banking and Finance in the Terry College of Business, where he held the Chair of Banking from 1992 to 2002. He is a member of the board of directors of Crown Crafts, Inc., a company which designs, markets and distributes infant and juvenile consumer products, and Verso Technologies, Inc., a provider of next-generation network solutions. Mr. Verbrugge also serves on the boards of two private companies.

There are no family relationships among any of the executive officers or directors of the Company. No arrangement or understanding exists between any director and any other person pursuant to which any director was selected to serve as a director. To the best of the Company’s knowledge, (i) there are no material proceedings to which any director of the Company is a party, or has a material interest, adverse to the Company; and (ii) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any of the directors during the past five years.

Board of Directors, Board Committees and Meetings

The Board is currently comprised of Messrs. Farrell, Logsdon and Toole and Dr. Verbrugge. The Board met four times during the year ended December 31, 2005. The Board has established a Compensation Committee and an Audit Committee. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has not established a separate committee of its members to nominate candidates for election as directors.

The current members of the Compensation Committee are Messrs. Logsdon and Toole and Dr. Verbrugge, with Mr. Toole serving as the chairperson. The function of the Compensation Committee is to set the compensation for executive officers, including those officers of the Company who are also directors of the Company, and to act on other such matters relating to compensation as it deems appropriate, including the administration of the Incentive Plan. The Compensation Committee met one time during the year ended December 31, 2005.

The current members of the Audit Committee are Messrs. Logsdon and Toole and Dr. Verbrugge, with Dr. Verbrugge serving as the chairman. The Audit Committee operates under a written charter adopted by the

Board on October 13, 2004, a copy of which is attached to this Proxy Statement as Appendix A. In accordance with the Audit Committee Charter, the Audit Committee, among other things, reviews the Company’s annual financial statements, changes in accounting practices, the selection and scope of the work of the Company’s independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee met four times during the year ended December 31, 2005.

Each director of the Company attended 75% or more of the meetings of the Board and committees on which such director served during the year ended December 31, 2005.

Nominating Process for Directors

The Company does not have a nominating committee and, accordingly, does not have a nominating committee charter. The Board has adopted resolutions which require that the independent directors on the Board, where independence is determined by the rules and regulations of the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market, Inc. (the “Independent Directors”), identify candidates for election to the Board and recommend to the full Board such candidates for nomination for election to the Board. Messrs. Logsdon and Toole and Dr. Verbrugge are the Independent Directors currently serving on the Board. The Board believes that establishing a separate nominating committee is not necessary because the Independent Directors perform substantially similar functions as a separately-designated nominating committee would perform.

The Independent Directors and the Board have not established any specific, minimum qualifications that must be met by a nominee identified by the Independent Directors and nominated by the Board. When seeking to identify an individual to become a director, the Independent Directors generally consider, among other factors, the background and reputation of potential candidates in terms of character, personal and professional integrity, business and financial experience and acumen, how a person would complement the other directors in providing a diversity of expertise and experience and a person’s availability to devote sufficient time to Board duties. The director nominee for election as a Class I director at the Meeting was identified by the Independent Directors and nominated by the Board based on the foregoing factors, among other things.

Assuming the appropriate background material is provided for candidates submitted by shareholders, the process generally followed by the Independent Directors to identify and evaluate candidates described above will be used to evaluate candidates submitted by shareholders and the Independent Directors will apply substantially the same criteria.

Communications With Directors

Shareholders may communicate with the Board or any individual director by sending a letter to the Company at Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022, addressed to the Board or any individual director. The Company’s Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed. The Company’s Secretary is authorized to review, sort and summarize all communications received prior to their presentation to the Chairman of the Board or to whomever director(s) the communication is addressed. If such communications are not a proper matter for Board attention, such individuals are authorized to direct such communication to the appropriate department. For example, shareholder requests for materials or information will be directed to the appropriate investor relations personnel.

Executive Officers

Executive officers of the Company are elected or appointed by the Board and hold office until their successors are elected and qualified or until their death, resignation or removal, subject to the terms of applicable employment agreements. The following table sets forth the name of each executive officer of the Company, the office held by such officer and the age, as of the Record Date, of such officer:

Name	Age	Position
Ronald G. Farrell	63	Chairman of the Board, Chief Executive Officer, President and Secretary
Robert K. Mills	42	Chief Financial Officer

Certain additional information concerning Mr. Farrell is set forth in the section of this Proxy Statement titled “Proposal 1—Election of Class I Director.”

Robert K. Mills has served as the Company’s Chief Financial Officer since August 2005. From 1999 to 2005, Mr. Mills served as Chief Financial Officer for Knology, Inc., a publicly-traded broadband telecommunications services provider which filed for protection under Chapter 11 of the United States Bankruptcy Code in 2002. From 1994 through 1999, Mr. Mills served as Treasurer of Powertel, Inc., a provider of wireless telecommunications services. From 1987 to 1994, Mr. Mills was an auditor with an international accounting firm. Mr. Mills is a Certified Public Accountant.

There are no family relationships among any of the executive officers or directors of the Company. Except as disclosed in the sections of this Proxy Statement titled “Compensation of Directors and Executive Officers—Employment Agreements” and “Certain Relationships and Related Transactions”, no arrangement or understanding exists between any executive officer and any other person pursuant to which any executive officer was selected to serve as an executive officer. To the best of the Company’s knowledge, (i) there are no material proceedings to which any executive officer of the Company is a party, or has a material interest, adverse to the Company; and (ii) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and all persons who beneficially own more than 10% of the outstanding shares of Common Stock (“Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Reporting Persons are also required to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely upon a review of the copies of such forms furnished to the Company for the year ended December 31, 2005, and the information provided to the Company by Reporting Persons of the Company, no Reporting Person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis.

AUDIT COMMITTEE REPORT

To the Board of Directors:

The Audit Committee consists of the following members of the Board: Messrs. Logsdon and Toole and Dr. Verbrugge, with Dr. Verbrugge serving as the chairman. Each of the members meets the independence requirements of Rule 4200(a)(15) of the NASD Listing Standards.

The Audit Committee operates under a written charter adopted by the Board effective as of October 13, 2004, a copy of which is attached to this Proxy Statement as Appendix A.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2005.

The Audit Committee has discussed with the Company’s independent auditors for the year ended December 31, 2005, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee received and reviewed the written disclosures and the letter from Tauber & Balser required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with Tauber & Balser its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Annual Report for filing with the SEC.

Respectfully submitted,

James M. Logsdon

Robert K. Toole

James A. Verbrugge (Chairman)

Pursuant to the regulations of the SEC, this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

The Company compensates each member of the Board for their service on the Board at an annual rate of $10,000 per year plus $1,250 for each Board meeting and committee meeting attended by such member. The Company also reimburses Board members for reasonable expenses incurred by them in attending meetings of the Board and any committees of the Board of which they are members. Members of the Board of directors are also eligible to receive stock options granted pursuant to the Incentive Plan.

Executive Compensation

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to, or earned by, each person who served as the Company’s Chief Executive Officer during the year ended December 31, 2005, as well as for the other executive officers of the Company whose salary and bonus exceeded $100,000 during the year ended December 31, 2005 (collectively, the “Named Executive Officers”).

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary($)		Bonus($)	Securities Underlying Options (#)(1)	All Other Compensation($)
Ronald G. Farrell	2005	301,244	(1)	348,650	—	56,797	(2)
Chief Executive Officer,	2004	273,538	(1)	145,000	—	45,627	(3)
President and Secretary	2003	248,769	(1)	—	—	45,000	(3)

Robert K. Mills	2005	71,178		—	—	2,436
Chief Financial Officer	2004	—		—	—	—
	2003	—		—	—	—

E. Wayne Stallings	2005	66,376		12,915	—	37,464	(4)
Former Chief Financial Officer	2004	30,880		—	—	—
	2003	—		—	—	—

(1)	Includes $30,693, $19,538 and $17,769 for payments made with respect to accrued but unused vacation for 2005, 2004 and 2003, respectively.
(2)	Includes $17,901 for automobile expenses and $22,160 for medical benefits.
(3)	Includes $18,000 for automobile expenses and $15,000 for medical and dental benefits.
(4)	Includes $30,375 of severance payments and $7,089 of medical benefits payable to Mr. Stallings pursuant to a severance agreement between Mr. Stallings and the Company. See the section of this Proxy Statement titled “Compensation of Directors and Executive Officers—Employment Agreements.”

Option Grants in Last Fiscal Year

The Company did not grant any options to purchase Common Stock during the year ended December 31, 2005 to the Company’s Chief Executive Officer or to any other Named Executive Officer.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning the value at December 31, 2005, of the unexercised options held by each of the Named Executive Officers. The value of unexercised options reflects the increase in market value of the Common Stock from the date of grant through December 31, 2005. No Named Executive Officer exercised any options during the year ended December 31, 2005.

	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised in-the-Money Options at December 31, 2004
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald G. Farrell . . . . . .	97,087	—	$415,532	—

Employment Agreement

The Company has entered into an employment agreement with Mr. Farrell pursuant to which Mr. Farrell has agreed to serve as the Company’s Chief Executive Officer and President until December 31, 2011. The agreement provides for (i) payment of a specified base salary which increases by 10% per year; (ii) payment of an annual incentive bonus equal to 5% of the Company’s operating income for such year, provided that such bonus may not exceed 100% of Mr. Farrell’s base salary for such year; (iii) prohibitions against Mr. Farrell’s disclosure of confidential information, solicitation of the Company’s employees and participation in a business competitive with the Company’s business during his employment and for a period of one year following the termination of his employment; (iv) payment of an acquisition bonus equal to 2% of the value of all acquisitions made by the Company; and (v) continuation of Mr. Farrell’s compensation and benefits for the remainder of the term of his employment agreement if his employment is terminated by the Company without “cause” or by Mr. Farrell for “good reason” or upon a “change of control” of the Company. Pursuant to Mr. Farrell’s employment agreement, the Company also provides certain other benefits and expense reimbursements to Mr. Farrell which are consistent with his position as the Company’s Chief Executive Officer. Mr. Farrell is also entitled to participate in any employee benefit plan, stock option plan and other fringe benefit plan at the discretion of the Board. For the year ended December 31, 2005, Mr. Farrell’s base salary under his employment agreement was $279,510. On May 31, 2006, the Compensation Committee increased Mr. Farrell’s base salary under his employment agreement by $60,000 per annum to $367,460 per annum.

Mr. Mills has agreed to serve as the Chief Financial Office of the Company for a term of three years commencing in August 2005 and, in consideration therefor, the Company has agreed to pay to Mr. Mills: (i) a base salary at a rate of $199,000 per year; (ii) an annual retention bonus equal to $25,000.00 per year; and (iii) an annual performance bonus equal to 2% of the Company’s earnings before interest, income taxes, depreciation and amortization for such year, provided that the annual performance bonus may not exceed 100% of the base salary for such year. In January 2006, the Company granted to Mr. Mills pursuant to the Incentive Plan a qualified stock option to purchase 100,000 shares of Common Stock at an exercise price of $4.05 per share, which option vests in equal installments over a three-year period commencing in August 2006.

On August 12, 2005, the Company entered into an agreement with E. Wayne Stallings in connection with Mr. Stallings’ resignation from his position as the Company’s Chief Financial Officer on such date (the “Resignation Date”). Pursuant to the agreement, Mr. Stallings provided to the Company on a full-time basis through September 30, 2005 such services as the Company reasonably requested, and the Company paid to Mr. Stallings: (i) from the Resignation Date through August 1, 2006 (the “Continuation Period”), his base salary at the rate in effect immediately prior to the Resignation Date, subject to all withholdings required pursuant to applicable law; (ii) on September 30, 2005, a retention incentive payment in the amount of $12,000.00, subject to applicable withholdings; and (iii) during the Continuation Period and in lieu of health insurance benefits, an amount equal to $1,181.00 per month.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The executive compensation program is administered by the Compensation Committee of the Board, which since February 9, 2005, has consisted of Messrs. Logsdon and Toole and Dr. Verbrugge. No member of the Compensation Committee is a current or former employee of the Company or any subsidiary of the Company.

The fundamental objective of the Company’s executive compensation program is to ensure that management is compensated in a way that advances both the short-and-long-term interests of shareholders while also ensuring that the Company is able to attract and retain qualified executives. The Compensation Committee attempts to structure a compensation program for the Company that will reward its top executives with bonuses, stock and option awards upon attainment of specified goals and objectives while striving to maintain salaries at reasonably competitive levels. The Compensation Committee reviews the compensation (including salaries, bonuses and stock options) of the Company’s officers and performs such other duties as may be delegated to it by the Board. The Compensation Committee held one meeting during the year ended December 31, 2005.

In reviewing the compensation to be paid to the Company’s executive officers during the year ended December 31, 2005, the Compensation Committee sought to ensure that executive officers were rewarded for long-term strategic management, for increasing the Company’s value for its shareholders and for achieving internal goals.

The key components of executive officer compensation are salary, bonuses and stock option awards. Salary is generally based on factors such as an individual officer’s level of responsibility, prior years’ compensation, comparison to compensation of other officers in the Company and compensation provided at competitive companies and companies of similar size. Bonuses and stock option awards are intended to reward exceptional performance. Benchmarks for determining base salary and bonus levels include targeted funds from operations levels, strength of the balance sheet and creation of shareholder value. Stock option awards are also intended to increase an officer’s interest in the Company’s long-term success as measured by the market and book value of the Common Stock. Stock awards may be granted under the Incentive Plan to officers, directors and employees of the Company and its subsidiaries.

The Company has entered into employment arrangements with Messrs. Farrell and Mills which are described in the section of this Proxy Statement titled “Compensation of Directors and Executive Officers—Employment Agreements.”

Mr. Farrell’s compensation for 2005 was determined under the terms of his employment agreement and in accordance with the criteria described above.

Respectfully submitted,

James M. Logsdon

Lee K. Toole (Chairman)

James M. Verbrugge

Pursuant to the regulations of the SEC, this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Toole and Logsdon and Dr. Verbrugge. None of the members of the Compensation Committee has ever been an officer or employee of the Company. None of the Company’s executive officers currently serves, or in the past has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

A description of the employment agreements between each of the Named Executive Officers and the Company is set forth in the section of this Proxy Statement entitled “Compensation of Directors and Executive Officers—Employment Agreements.”

Indebtedness of Management

Pursuant to Mr. Farrell’s employment agreement with the Company, Mr. Farrell, the Company’s Chief Executive Officer and President, would have otherwise been entitled to receive during 2004 an aggregate bonus of $435,000; however, in order to improve the financial position of the Company prior to its initial public offering in February 2005, he agreed to forfeit $290,000 of such bonus and accept a cash bonus of $145,000. At the time Mr. Farrell agreed to such change in his compensation, the Company had already paid to Mr. Farrell $245,000 with respect to his 2004 bonus. Accordingly, Mr. Farrell has agreed to repay to the Company $100,000 pursuant to the terms of a promissory note issued by Mr. Farrell to the Company dated December 31, 2004, which bears interest at a rate of 2.48% per year and is payable on December 31, 2006. The note may be prepaid at any time without penalty and may be paid, at the election of Mr. Farrell, in cash or shares of Common Stock or any combination thereof.

Exchange and Recapitalization

On February 8, 2005, pursuant to an Exchange and Recapitalization Agreement, the Company effected an exchange and recapitalization of the outstanding shares of Common Stock, the outstanding shares of the Company’s Series A and Series B Convertible Preferred Stock and rights to acquire the Common Stock (the “Exchange and Recapitalization”), whereby all such outstanding shares were exchanged for an aggregate of 1,200,000 shares of Common Stock and all such rights were exchanged for rights to purchase an aggregate of 113,269 shares of Common Stock. In connection with the Exchange and Recapitalization, R.G.F. Investments, Inc. (of which Mr. Farrell is the sole director, officer and shareholder) and its affiliates exchanged 2,500,000 shares of Common Stock held by them immediately prior to the recapitalization for 809,061 shares of Common Stock upon completion of the Exchange and Recapitalization. Mr. Farrell also exchanged an option to purchase 300,000 shares of Common Stock at an exercise price of $0.04 per share for an option to purchase 97,087 shares of Common Stock at an exercise price of $0.12 per share. Mr. Farrell exercised this option on August 28, 2006.

Indemnification Agreements

The Company has entered into indemnification agreements with its directors pursuant to which the Company will indemnify them to the fullest extent permitted by applicable law if they are involved or become involved or are threatened to be involved in any investigation, action, claim suit or proceeding, whether civil, criminal, administrative or investigative, by reason of that fact that they were or are serving as an officer or director of the Company or were or are serving at the Company’s request as an agent of any other entity.

Private Placement

Robert K. Mills, the Company’s Chief Financial Officer, invested $25,000 in the private placement of 10% convertible notes and warrants to purchase Common Stock completed by the Company in 2005 (the “Private Placement”) and was issued a 10% convertible promissory note in principal amount of $25,000 and a warrant to purchase 2,604 shares of Common Stock.

Michael F. Bennett, who owns more than 5% of the outstanding shares of Common Stock, invested $100,000 in the Private Placement through Southwick Capital, LLC, which is controlled by Mr. Bennett. In connection with the Private Placement, the Company issued to Southwick Capital, LLC a 10% convertible promissory note in principal amount of $100,000 and a warrant to purchase 10,416 shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each executive officer and director of the Company; (iii) each individual who served as the Company’s Chief Executive Officer during the year ended December 31, 2005; (iv) each Named Executive Officer; and (v) all executive officers and directors of the Company as a group. All beneficial ownership information reported below is based upon publicly available information and certain additional information known to the Company.

	Common Stock(1)
Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(2)
Ronald G. Farrell † ‡	906,148	(3)	25.5%
Kaizen Management, L.P.	333,536	(4)	9.99
Michael F. Bennett	194,984	(5)	6.0
James A. Logsdon †	4,167	(6)	*
Robert K. Mills ‡	51,145	(7)	*
L. K. Toole †	4,167	(8)	*
James A. Verbrugge †	4,167	(9)	*
E. Wayne Stallings (10)	0		0
All directors and executive officers as a group (5 persons)	969,793	(11)	27.3

†	Director of the Company
‡	Officer of the Company
*	Less than 1% of the issued and outstanding shares of the Common Stock.

(1)	Unless otherwise noted, all of the shares shown are held by individuals or entities processing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days of the Record Date, are treated outstanding only when determining the amount and percentage owned by such individual or group.

(2)	In accordance with regulations of the SEC, the percentage calculations are based on 3,548,704 shares of Common Stock issued and outstanding as of the Record Date, plus shares of Common Stock which may be acquired within 60 days of the Record Date by each individual or group listed.

(3)	Includes (i) 711,974 shares of Common Stock held by R.G.F. Investments, Inc., a corporation in which Mr. Farrell is the sole shareholder, officer and director, over which shares Mr. Farrell may be deemed to have sole investment and voting power; and (ii) 97,087 shares of Common Stock held by Mr. Farrell’s spouse, over which shares Mr. Farrell disclaims beneficial ownership.

(4)	On March 22, 2006, Kaizen Management Group, L.P., Kaizen Capital, L.L.C., Select Contrarian Value Partners, L.P. and David W. Berry (collectively, the “Kaizen Group”) filed a Schedule 13G with the SEC reporting beneficial ownership of 104,526 shares of Common Stock and beneficial ownership of a 10%
promissory note of the Company which is convertible into 312,500 shares of Common Stock and a warrant to purchase 156,250 shares of Common Stock. The promissory note and warrant prohibit conversion or exercise, respectively, if such conversion or exercise would result in the holder thereof beneficially owning more than 9.99% of the outstanding Common Stock. Based on the restrictions in the promissory note and warrant, as of March 22, 2006, the Kaizen Group was the beneficial owner of 333,536 shares of Common Stock. The address of the Kaizen Group is 4200 Montrose Blvd., Suite 510, Houston, Texas 77006.

(5)	Includes (i) 36,408 shares of Common Stock held by Southwick Capital, LLC, a limited liability company controlled by Mr. Bennett, over which shares Mr. Bennett may be deemed to have shared investment and voting power; (ii) 20,833 shares of Common Stock issuable upon conversion of a 10% convertible promissory note with an aggregate value of $100,000 purchased by Southwick Capital, LLC in the Private Placement; and (iii) 10,416 shares of Common Stock issuable upon exercise of a warrant issued to Southwick Capital, LLC in the Private Placement.

(6)	Represents 4,167 shares of Common Stock issuable upon exercise of an option.

(7)	Represents (i) 5,208 shares of Common Stock issuable upon conversion of a 10% convertible promissory note with an aggregate value of $25,000 purchased by Mr. Mills in the Private Placement; (ii) 2,604 shares of Common Stock issuable upon exercise of a warrant issued to Mr. Mills in the Private Placement; and (iii) 43,333 shares of Common Stock issuable upon exercise of options held by Mr. Mills.

(8)	Represents 4,167 shares of Common Stock issuable upon exercise of an option.

(9)	Represents 4,167 shares of Common Stock issuable upon exercise of an option.

(10)	E. Wayne Stallings served as the Company’s Chief Financial Officer from October 2004 until August 2005.

(11)	Includes 63,645 shares of Common Stock issuable upon exercise of warrants or options.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the change in the cumulative total shareholder return on the Common Stock against the Nasdaq Composite, the Russell Microcap Index and a peer group for the period from April 11, 2005 (the date on which the Common Stock first became publicly-traded) through December 31, 2005. The peer group selected is comprised of one company, Command Security, Inc. The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Common Stock.

	Cumulative Total Return
	4/11/05	4/05	5/05	6/05	7/05	8/05	9/05	10/05	11/05	12/05
TRI-S SECURITY CORPORATION	100.00	95.43	75.00	81.52	93.04	108.70	108.70	109.57	98.48	95.65
NASDAQ COMPOSITE	100.00	92.51	95.60	96.79	98.35	100.16	107.17	109.16	112.43	114.62
RUSSELL MICROCAP	100.00	94.06	99.19	103.17	110.52	108.93	109.42	106.11	110.68	110.80
PEER GROUP	100.00	105.26	80.00	95.26	131.58	173.68	118.42	113.16	111.58	98.95

*	$100 invested on 4/11/05 in stock or on 3/31/05 in Index, including reinvestment of dividends. Fiscal year ending December 31.

Pursuant to the regulations of the SEC, this performance graph is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF THE INCENTIVE PLAN

Introduction

On October 13, 2004, the Board and the Company’s shareholders approved the Incentive Plan. The Board has approved, subject to shareholder approval, certain amendments to, and a restatement of, the Incentive Plan (the “Amended and Restated Incentive Plan”). The Amended and Restated Incentive Plan (i) increases the number of shares authorized for issuance from 500,000 to 1,500,000, less the aggregate number of shares already issued pursuant to Incentive Plan; (ii) authorizes the issuance of performance-based awards which satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); (iii) incorporates necessary amendments to satisfy the requirements of Section 409A of the Code; and (iv) prohibits the repricing of options granted under the Amended and Restated Incentive Plan without shareholder approval.

The purpose of the Amended and Restated Incentive Plan is to advance the interests of the Company and its shareholders by enabling the Company (i) to attract and retain qualified employees or consultants to perform services for the Company by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives; and (ii) to pursue its growth strategy by providing the Company a means to provide an incentive through equity participation in the Company in the form of stock options or other incentive awards to key employees of newly acquired companies. The Company’s management relies on incentive awards as an essential part of the compensation packages necessary for the Company to attract and retain experienced officers and employees and to motivate employees to maximize shareholder value.

At the Meeting, shareholders are being asked to amend and restate the Incentive Plan as set forth in Proposal 2. In the event Proposal 2 is not approved by the shareholders, then the Incentive Plan will remain in full force and effect without amendment or restatement. The Amended and Restated Incentive Plan is attached as Appendix B to this Proxy Statement.

The Amendments to the Incentive Plan

As discussed above, the Amended and Restated Incentive Plan amends and restates the Incentive Plan to (i) increase the number of shares authorized for issuance; (ii) authorize the issuance of performance-based awards which satisfy the requirements of Section 162(m) of the Code; (iii) incorporate necessary amendments to satisfy the requirements of Section 409A of the Code; and (iv) prohibit repricing of options granted under the Amended and Restated Incentive Plan without shareholder approval.

As of the Record Date, the Company had granted options to purchase 455,000 shares of Common Stock and issued 45,000 shares of restricted Common Stock under the Incentive Plan. Accordingly, no shares of Common Stock are available for grant under the Incentive Plan. The Amended and Restated Incentive Plan increases the number of shares authorized for issuance from 500,000 to 1,500,000, less the aggregate number of shares already issued pursuant to the Incentive Plan. The Board believes this increase is necessary in order to have shares of Common Stock available for future retention of key employees and the recruitment of new employees. If Proposal 2 is approved by the shareholders, then 1,000,000 shares of Common Stock will be available for future awards under the Amended and Restated Incentive Plan.

The Amended and Restated Incentive Plan is intended to permit the grant of performance-based vesting awards in compliance with Section 162(m) of the Code, which generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers in any taxable year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Qualifying performance-based compensation includes stock awards and stock based awards granted in a manner designed to make them deductible by the Company under Section 162(m) of the Code. One requirement of Section 162(m) of the Code is shareholder approval of (i) the performance criteria upon which performance-based awards may be based; (ii) the annual per-participant limits on grants; and (iii) the class of employees eligible to receive awards. In the case of restricted stock and stock bonuses, other requirements generally are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. In the case of stock options, other requirements are that the option be granted by a committee of at least two outside directors and that the exercise price of the stock option be not less than the fair market value of the Common Stock on the date of grant. In order to satisfy Section 162(m) of the Code, the Amended and Restated Incentive Plan amends the Incentive Plan to (a) set forth the performance criteria upon which performance-based awards that are intended to be deductible by the Company under Section 162(m) of the Code may be based (see Sections 7.5 and 8.2 of the Amended and Restated Incentive Plan); (b) establish annual per-participant limits with respect to the number of shares of Common Stock underlying, or with respect to, awards granted under the Amended and Restated Incentive Plan (see Section 4.1 of the Amended and Restated Incentive Plan); and (c) prohibit the grant of options with exercise prices less than the fair market value of the Common Stock on the date of grant (see Section 6.2 of the Amended and Restated Incentive Plan).

The Amended and Restated Incentive Plan is also intended to be interpreted and operated in accordance with Section 409A of the Code, which covers certain nonqualified deferred compensation arrangements. Section 409A of the Code generally provides rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Amended and Restated Incentive Plan may constitute “deferred compensation” within the meaning of, and subject to, Section 409A of the Code. The Amended and Restated Incentive Plan contains a number of provisions intended to avoid the imposition of additional tax on the participants of the Amended and Restated Incentive Plan under Section 409A of the Code. The Amended and Restated Incentive Plan permits the Compensation Committee to amend such plan and outstanding awards to preserve the intended benefits of awards granted under such plan and to avoid the imposition of an additional tax under Section 409A of the Code. In addition, the Amended and Restated Incentive Plan provides that no award under the Amended and Restated Incentive Plan can be granted, deferred, accelerated (including pursuant to the change of control provisions described above), extended, paid out or modified under the Amended and Restated Incentive Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code on a participant. If a payment with respect to an award would result in tax liability to the participant under 409A of the Code, then the Amended and Restated Incentive Plan provides that the Company will not make the payment when otherwise required and instead will make the payment on the first day that payment would not result in the tax liability. In order to satisfy Section 409A of the Code, the Amended and Restated Incentive Plan amends the Incentive Plan to add a new Section 16 to the Amended and Restated Incentive Plan.

Finally, the Amended and Restated Incentive Plan prohibits the repricing of options without shareholder approval as set forth in Section 3.2(d) thereof. Although, the Company has never repriced any options granted under the Incentive Plan, the Board believes its is appropriate to expressly prohibit such action under the Amended and Restated Incentive Plan in order to clarify the Company’s practice with respect to such matter.

Summary of the Amended and Restated Incentive Plan

General. The Amended and Restated Incentive Plan provides for the grant to participating eligible recipients of the Company, also referred to as “participants,” of (i) options to purchase shares of Common Stock that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) options to purchase shares of Common Stock that do not qualify as incentive options (“non-qualified options”); (iii) awards of shares of Common Stock that are subject to risk of forfeiture and transferability restrictions that lapse after specified periods of time or upon the occurrence of events described in the Amended and Restated Incentive Plan (“restricted stock awards”); and (iv) awards of shares of Common

Stock (“stock bonuses”). Incentive options and non-qualified options are collectively referred to in this document as “options,” and options, restricted stock awards, and stock bonuses are collectively referred to in this document as “incentive awards.”

The Amended and Restated Incentive Plan will be administered by the Compensation Committee of the Board. In accordance with and subject to the provisions of the Amended and Restated Incentive Plan, the Compensation Committee will have the authority to determine all provisions of incentive awards as the Compensation Committee may deem necessary or desirable and as consistent with the terms of the Amended and Restated Incentive Plan, including (i) the recipients to be granted incentive awards under the Amended and Restated Incentive Plan; (ii) the nature and extent of the incentive awards to be made to each participant; (iii) the time or times when incentive awards will be granted; (iv) the duration of each incentive award; and (v) the restrictions and other conditions to which the payment or vesting of incentive awards may be subject. In addition, the Compensation Committee will have the authority in its sole discretion to pay the economic value of any incentive award in the form of cash, shares of Common Stock or any combination of both.

The Compensation Committee will have the authority under the Amended and Restated Incentive Plan to amend or modify the terms of any outstanding incentive award in any manner, including the authority to modify the number of shares or other terms and conditions of an incentive award, extend the term of an incentive award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an incentive award, accept the surrender of any outstanding incentive award or, to the extent not previously exercised or vested, authorize the grant of new incentive awards in substitution for surrendered incentive awards; provided that the amended or modified terms are permitted by the Amended and Restated Incentive Plan as then in effect and that any participant adversely affected by such amended or modified terms has consented to such amendment or modification. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Compensation Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustments to the number and kind of securities or other property (including cash) available for issuance or payment under the Amended and Restated Incentive Plan and, in order to prevent dilution or enlargement of the rights of participants, (i) the number and kind of securities or other property (including cash) subject to outstanding options, and (ii) the exercise price of outstanding options. Notwithstanding anything to the contrary set forth in the Amended and Restated Incentive Plan, unless and except to the extent otherwise approved by the Company’s shareholders, repricing of options granted under the Amended and Restated Incentive Plan is not permitted.

As discussed above, the Compensation Committee also will have the authority to amend the Amended and Restated Incentive Plan and outstanding awards to preserve the intended benefits of awards granted under the Amended and Restated Incentive Plan and to avoid the imposition of an additional tax under Section 409A of the Code. In addition, the Amended and Restated Incentive Plan provides that no award under the Amended and Restated Incentive Plan can be granted, deferred, accelerated (including pursuant to the change of control provisions described above), extended, paid out or modified under the Amended and Restated Incentive Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code on a participant. If a payment with respect to an award would result in tax liability to the participant under 409A of the Code, then the Amended and Restated Incentive Plan provides that the Company will not make the payment when otherwise required and instead will make the payment on the first day that payment would not result in the tax liability.

All employees (including officers and directors who are also employees), non-employee directors, consultants and independent contractors of the Company or any subsidiary of the Company who, in the judgment of the Compensation Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company and its subsidiaries will be eligible to participate in the Amended and Restated Incentive Plan. As of the Record Date, there were approximately 2,429 individuals eligible to participate in the Amended and Restated Incentive Plan. As a holder of incentive awards (other than restricted stock awards and stock bonuses), a participant will have no rights as a shareholder with respect to the shares of Common Stock underlying such incentive awards unless and until such incentive awards are exercised for, or paid in the form of, shares of Common Stock and the participant becomes the holder of record of such shares. No right or interest of any participant in an incentive award may be assigned or transferred, except pursuant to a qualified domestic relations order (other than the case of incentive stock options), testamentary will, the laws of descent and distribution, or as otherwise expressly permitted by the Amended and Restated Incentive Plan, or subjected to any lien or otherwise encumbered during the lifetime of the participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, unless approved by the Compensation Committee in its sole discretion.

If Proposal 2 is approved by the Company’s shareholders at the Meeting, then the maximum number of shares of Common Stock that will be available for issuance under the Amended and Restated Incentive Plan will be 1,500,000 shares of Common Stock less the number of shares of Common Stock already granted under the Incentive Plan. Except for options issued pursuant to the Amended and Restated Incentive Plan in connection with a reorganization, merger or consolidation involving the Company or one of its subsidiaries, the maximum number of shares of Common Stock with respect to which incentive awards may be granted during a calendar year to any participant shall be 500,000, provided that the maximum number of shares of Common Stock that may be awarded in the form of restricted stock awards and stock bonuses during any calendar year to any participant shall be 200,000. On the Record Date, the last sale price of the Common Stock was $2.80 per share, as reported on The Nasdaq Capital Market.

The Amended and Restated Incentive Plan will terminate at midnight on October 13, 2014, unless terminated earlier by action of the Board. The Board may suspend or terminate the Amended and Restated Incentive Plan or any portion thereof at any time and may amend the Amended and Restated Incentive Plan in any respect without shareholder approval, unless shareholder approval is then required by federal securities or tax laws or the rules of The Nasdaq Capital Market. No incentive award under the Amended and Restated Incentive Plan will be granted after termination of the Amended and Restated Incentive Plan. Incentive awards outstanding upon termination of the Amended and Restated Incentive Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

Options. The terms and conditions of any option granted under the Amended and Restated Incentive Plan, including whether the option is to be considered an incentive stock option or a non-qualified option, will be determined by the Compensation Committee, subject to the requirements set forth in the Amended and Restated Incentive Plan. To the extent, however, that any incentive stock option granted under the Amended and Restated Incentive Plan ceases for any reason to qualify as an incentive stock option under the Code, such incentive stock option will continue to be outstanding for purposes of the Amended and Restated Incentive Plan but will thereafter be deemed to be a non-qualified option. The per share price to be paid by a participant upon exercise of an option will be determined by the Compensation Committee in its discretion at the time of the option grant, provided that the exercise price for options must be equal to the fair market value of one share of Common Stock on the date of grant and, in the case of an incentive stock option, 110% of the fair market value if, at the time the incentive stock option is granted, the participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company. The fair market value of Common Stock is equal to the closing bid price, as reported by The Nasdaq Capital Market, as of the date of grant (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote).

An option will become exercisable at such times and in such installments as may be determined by the Compensation Committee in its sole discretion at the time of grant provided that no option may be exercisable after 10 years from its date of grant. For incentive options, the aggregate fair market value (determined as of the time the incentive option is granted) of shares of Common Stock with respect to which incentive options become exercisable for the first time by the participant under the Amended and Restated Incentive Plan during any calendar year may not exceed $100,000.

Payment of an option exercise price must be made entirely in cash unless the Compensation Committee, in its sole discretion and upon terms and conditions established by the Compensation Committee, allows such payments to be made, in whole or in part, (i) by tender of a written notice pursuant to which a participant irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer; (ii) by tender of shares of Common Stock that are already owned by the participant or, with respect to any incentive award, that are to be issued upon the grant, exercise or vesting of such incentive award; (iii) by execution of a promissory note (on terms acceptable to the Compensation Committee in its sole discretion); or (iv) by a combination of such methods.

Restricted Stock Awards. Restricted stock awards are awards of Common Stock granted to a recipient which are subject to restrictions on transferability and the risk of forfeiture. The Compensation Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Amended and Restated Incentive Plan, to the vesting of restricted stock awards as it deems appropriate, including that the participant remain in the continuous employ or service of the Company or any of its subsidiaries for a specified period of time or that the participant or the Company, or any subsidiary or division of the Company, satisfy specified performance goals or criteria. Except as otherwise provided under the Amended and Restated Incentive Plan, a participant will have all voting, dividend, liquidation and other rights with respect to such shares of Common Stock issued to the participant as a restricted stock award upon the participant becoming the holder of record of such shares as if such participant were a holder of record of shares of unrestricted Common Stock.

Stock Bonuses. Stock bonuses are awards of Common Stock that are not subject to any restrictions other than, if imposed by the Compensation Committee, restrictions on transferability. A participant may be granted one or more stock bonuses under the Amended and Restated Incentive Plan, and such stock bonuses will be subject to such terms and conditions, consistent with other provisions of the Amended and Restated Incentive Plan, as may be determined by the Compensation Committee in its sole discretion. Other than transfer restrictions, if any, imposed by the Compensation Committee, the participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a participant as a stock bonus under the Amended and Restated Incentive Plan upon the participant becoming the holder of record of such shares.

Performance-Based Awards. Certain restricted stock awards and stock bonuses granted under the Amended and Restated Incentive Plan may be granted in a manner designed to make them deductible by the Company under Section 162(m) of the Code. Such awards (“performance-based awards”) shall be based on one or more of the following performance criteria: (i) operating income before depreciation and amortization; (ii) operating income; (iii) earnings per share; (iv) return on shareholders’ equity; (v) revenues or sales; (vi) free cash flow; (vii) return on invested capital; and (viii) total shareholder return. With respect to performance-based awards, (a) the Compensation Committee will establish the objective performance goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25% of such period of service has elapsed); and (b) as required by Section 162(m) of the Code, no awards will be granted to any participant for a given period of service until the Compensation Committee certifies that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

Effect of Termination of Employment or Other Service. If a participant’s employment or other service with the Company and its subsidiaries is terminated by reason of death, disability or retirement (except in the case of incentive stock options), (i) all outstanding options then held by the participant will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such option); (ii) all restricted stock awards then held by the participant will become fully vested; and (iii) all stock bonuses then held by the participant will vest and/or continue to vest in the manner determined by the Compensation Committee and set forth in the agreement evidencing such stock bonuses. In the event a participant’s employment or other service is terminated with the Company and its subsidiaries for any reason other than death, disability or retirement (but including retirement in the case of incentive stock options), or a participant is in the employ or service of a subsidiary of the Company and such subsidiary ceases to be a subsidiary of the Company (unless the participant continues in the employ or service of the Company or another subsidiary), (i) all outstanding options then held by the participant will remain exercisable to the extent exercisable as of such termination until the earlier of three months after such termination or the expiration date of any such option, unless termination is for cause, in which case all options will remain exercisable as of such termination for a period of one month after such termination (but in no event after the expiration of any such option); (ii) all restricted stock awards then held by the participant that have not vested will be terminated and forfeited; and (iii) all stock bonuses then held by the participant will vest and/or continue to vest in the manner determined by the Compensation Committee and set forth in the agreement evidencing such stock bonuses.

Change in Control of the Company. In the event a “change in control” of the Company occurs, then, unless otherwise provided by the Compensation Committee in its sole discretion either in the agreement evidencing an incentive award at the time of grant or at any time after the grant of an incentive award, (i) all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options have been granted remains in the employ or service of the Company or any of its subsidiaries; (ii) all outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and (iii) all outstanding stock bonuses then held by the participant will vest and/or continue to vest in the manner determined by the Compensation Committee and set forth in the agreement evidencing such stock bonuses. In addition, the Compensation Committee, without the consent of any affected participant, may determine that some or all participants holding outstanding options will receive, with respect to some or all of the shares of Common Stock subject to such options, as of the effective date of any such change in control, cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control over the exercise price per share of such options. To the extent that such acceleration of the vesting of incentive awards or the payment of cash in exchange for all or part of an incentive award would be deemed a “payment” (as defined in the Code), together with any other “payments” which such participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in the Code), then the “payments” to such participant pursuant to the change in control provisions in the Amended and Restated Incentive Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code. To the extent, however, that a participant has a separate agreement that specifically provides that such “payments” will not be reduced, then the foregoing limitations will not apply.

For purposes of the Amended and Restated Incentive Plan, a “change in control” of the Company will be deemed to have occurred, among other things, upon (i) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company; (ii) the approval by the Company shareholders of a plan or proposal for the liquidation or dissolution of the Company; (iii) any person (other than Ronald G. Farrell or any of his affiliates (as defined under Rule 144(a) of the Securities Act)) becoming, after the effective date of the Amended and Restated Incentive Plan, the beneficial owner, directly or indirectly, of (A) 20% or more, but less than 50%, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by any individuals who are members of the Board on the effective date of the Amended and Restated Incentive Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company shareholders, was approved by a vote of at least a majority of the incumbent directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination) (the “incumbent directors”), or (B) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the incumbent directors); (iv) a merger or consolidation to which the Company is a party if the Company shareholders immediately prior to the effective date of such merger or consolidation beneficially own, immediately following the effective date of such merger or consolidation, securities of the surviving corporation representing (A) more than 50%, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation was approved in advance by the incumbent directors, or (B) 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, (regardless of any approval by the incumbent directors); (v) the incumbent directors cease for any reason to constitute at least a majority of the Board; or (vi) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

Awards Under the Amended and Restated Incentive Plan. The exact number or amounts of any future grants of incentive awards under the Amended and Restated Incentive Plan have not been determined at this time. At the discretion of the Compensation Committee, awards under the Amended and Restated Incentive Plan may be made to the Company’s officers, directors and current and future employees. The Company is not obligated to make any future grants of awards under the Amended and Restated Incentive Plan. At this time, the Company does not have any plans, proposals or arrangements, written or otherwise, to issue any awards under the Amended and Restated Incentive Plan.

United States Federal Income Tax Consequences

The following description of United States federal income tax consequences is based on current statutes, regulations and interpretations. The description does not address non-U.S. or state and local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an incentive award.

Incentive Options. There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to an employee of an incentive option under the Amended and Restated Incentive Plan. The exercise by a participant of an incentive option also will not result in any federal income tax consequences to the Company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant’s alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an option exercise price or if shares otherwise to be received pursuant to the exercise of such option are used for such purpose.

If the participant disposes of the incentive option shares acquired upon exercise of the incentive option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the incentive option was granted, nor within one year after the participant exercised the incentive option and the shares were transferred to the participant, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares; and (ii) the option price at which the participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

If the participant does not satisfy both of the above holding period requirements (a “disqualifying disposition”), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive option (or, for directors, officers or greater than 10% shareholders of the Company, generally the fair market value of the shares six months after the date of exercise, unless such persons file an election under Section 83(b) of the Code within 30 days of exercise); or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. Subject to Section 162(m) of the Code, the Company generally will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-Qualified Options. Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a non-qualified option. Upon exercise of a non-qualified option, a participant will recognize ordinary income, subject, in the case of employees, to payroll tax withholding requirements, on the “includability date” in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the includability date; and (ii) the consideration paid for the shares. The includability date generally will be the date of exercise of the non-qualified option. However, the includability date for participants who are officers, directors or greater than 10% shareholders of the Company will generally occur six months later, unless such persons file an election under Section 83(b) of the Code within 30 days of the date of exercise to include as ordinary income the amount realized upon exercise of the non-qualified option. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an option exercise price or if shares otherwise to be received pursuant to the exercise of such option are used for such purpose.

At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a non-qualified option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the sale or disposition occurs more than one year after the includability date and short-term capital gain or loss if the sale or disposition occurs one year or less after the includability date.

Subject to Section 162(m) of the Code, the Company generally will be entitled to a compensation expense deduction in connection with the exercise of a non-qualified option for any amounts includable in the taxable income of the participant as ordinary income, provided the Company complies with the applicable withholding and reporting requirements.

Restricted Stock Awards and Stock Bonuses. With respect to shares issued pursuant to a restricted stock award that is not subject to a substantial risk of forfeiture or with respect to stock bonuses, a participant will recognize ordinary income, subject, in the case of employees, to payroll tax withholding requirements, in the year of receipt in an amount equal to the fair market value of the shares received on the date of receipt. With respect to shares that are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Code within 30 days after receipt to recognize ordinary income, subject, in the case of employees, to payroll tax withholding requirements, in the year of receipt in an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture). If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the restricted stock award lapse. Subject to Section 162(m) of the Code, the Company generally will be entitled to a corresponding tax deduction for any amounts includable in the taxable income of the participant as ordinary income. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the restricted stock award.

A participant who does not make a Section 83(b) election within 30 days of the receipt of a restricted stock award that is subject to a risk of forfeiture will recognize ordinary income, subject, in the case of employees, to payroll tax withholding requirements, at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares free of restrictions. Subject to Section 162(m) of the Code, the Company generally will be entitled to a corresponding tax deduction for any amounts includable in the taxable income of a participant as ordinary income. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a restricted stock award as to which the restrictions have lapsed, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse. Any dividends received by a participant with respect to unvested shares will, unless such participant has made a valid Section 83(b) election, constitute compensation income (for which the Company generally will be entitled to a corresponding tax deduction) subject to the participant’s ordinary income tax rates and to wage withholding and reporting by the Company.

Excise Tax on Parachute Payments. Section 4999 of the Code imposes an excise tax on “excess parachute payments,” as defined in Section 280G of the Code. Generally, parachute payments are payments in the nature of compensation to employees or independent contractors who are also officers, shareholders or highly-individuals, where such payments are contingent on a change in ownership or control of the stock or assets of the paying corporation. In addition, the payments generally must be substantially greater in amount than the recipient’s regular annual compensation. Under Treasury Regulations finalized by the Internal Revenue Service in 2003, under certain circumstances the grant, vesting, acceleration or exercise of options pursuant to the Amended and Restated Incentive Plan could be treated as contingent on a change in ownership or control for purposes of determining the amount of a participant’s parachute payments. In general, the amount of a parachute payment (some portion of which may be deemed to be an “excess parachute payment”) would be the cash or the fair market value of the property received (or to be received) less the amount paid for such property. If a participant were found to have received an excess parachute payment, he or she would be subject to a special nondeductible 20% excise tax on the amount thereof, and the Company would not be allowed to claim any deduction with respect thereto.

Section 162(m). As discussed above, Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers in any taxable year of the Company. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. One requirement is shareholder approval of (i) the performance criteria upon which performance-based awards may be based, (ii) the annual per-participant limits on grants and (iii) the class of employees eligible to receive awards. In the case of restricted stock and stock bonuses, other requirements generally are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. In the case of stock options, other requirements are that the option be granted by a committee of at least two outside directors and that the exercise price of the option be not less than the fair market value of the Common Stock on the date of grant. If the shareholders approve Proposal 2, then performance-based awards not subject to the deduction limit of Section 162(m) of the Code may be issued by the Company under the Amended and Restated Incentive Plan.

In satisfaction of Section 162(m) of the Code, shareholder approval of Proposal 2 will constitute approval of the Amended and Restated Incentive Plan, including, without limitation, (i) the performance criteria upon which performance-based awards that are intended to be deductible by the Company under Section 162(m) of the Code may be based under the Amended and Restated Plan; (ii) the annual per-participant limit of 500,000 shares of Common Stock underlying awards that may be made under the Amended and Restated Incentive Plan; (iii) the annual per-participant limit of 200,000 shares of Common Stock for grants of restricted stock or stock bonuses; and (iv) the classes of employees eligible to receive awards under the Amended and Restated Incentive Plan.

Section 409A. The Amended and Restated Incentive Plan is intended to be interpreted and operated in accordance with Section 409A of the Code, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional tax on the Amended and Restated Incentive Plan participants under Section 409A of the Code. As described above, the Committee may amend the Amended and Restated Incentive Plan and outstanding awards to preserve the intended benefits of awards granted under the Amended and Restated Incentive Plan and to avoid the imposition of an additional tax under Section 409A of the Code. No award under the Amended and Restated Incentive Plan can be granted, deferred, accelerated (including pursuant to the change of control provisions described above), extended, paid out or modified under the Amended and Restated Incentive Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code on a participant. If a payment with respect to an award would result in tax liability to the participant under 409A of the Code, then the Amended and Restated Incentive Plan provides that the Company will not make the payment when otherwise required and instead will make the payment on the first day that payment would not result in the tax liability.

Equity Compensation Plan Information

The following table sets forth information regarding equity compensation plans under which the Common Stock is authorized for issuance as of December 31, 2005.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders: (1)	243,500	$4.55	256,500
Equity compensation plans not approved by security holders: (2)	748,737	$5.36	0

Total	992,237	$5.16	256,500

(1)	Represents options granted pursuant to the Incentive Plan, which was approved by the shareholders on October 13, 2004.
(2)	Includes options and warrants to purchase Common Stock granted under plans not approved by the shareholders. The material features of such plans are set forth below:

(a)	On January 1, 2002, the Company issued Ronald G. Farrell pursuant to an employment agreement between Mr. Farrell and the Company an option to purchase 300,000 shares of Common Stock at an initial exercise price of $0.04 per share, which became exercisable as to 100,000 shares on each of December 31, 2002, December 31, 2003 and December 31, 2004, and expires on January 1, 2012. Upon the Exchange and Recapitalization, this option was exchanged for an option to purchase 97,087 shares of Common Stock at an exercise price of $0.12 per share. On August 28, 2006, Mr. Farrell exercised this option.

(b)	In July 2002, in connection with entering into a factoring facility with BRE LLC, the Company issued to BRE LLC a warrant to purchase 50,000 shares of Common Stock at an initial exercise price of $1.00 per share exercisable in its entirety on the date of grant. Upon the Exchange and Recapitalization, this option was exchanged for an option to purchase 16,181 shares of Common Stock at an exercise price of $2.09 per share.

(c)	On February 8, 2005, the Company issued to the underwriters of the Company’s initial public offering options to purchase an aggregate of 180,000 shares of Common Stock at an exercise price of $7.08 per share, which options expire on February 8, 2010.

(d)	On February 8, 2005, the Company issued to the underwriter of the Company’s initial public offering options to purchase an aggregate of 180,000 warrants, each exercisable for one share of Common Stock. The options have an exercise price of $.15 per warrant and, upon issuance, the warrants will have an exercise price of $7.20 per share. The options and warrants, if issued, expire on February 8, 2010.

(e)	On April 26, 2005, the Company issued to a public relations firm in exchange for services rendered by the firm to the Company a warrant to purchase 25,000 shares of Common Stock at an exercise price of $6.00 per share. This warrant expires on April 26, 2008.

(f)	On December 21, 2005, the Company issued to the placement agent for the Private Placement warrants to purchase an aggregate of 250,469 shares of Common Stock at an exercise price of $4.80 per share. These warrants expire on December 21, 2008.

Vote Required to Amend and Restate the Incentive Plan

The amendment and restatement of the Incentive Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting.

Recommendation of the Board of Directors

The Board unanimously recommends that the shareholders of the Company vote FOR Proposal 2. Proxies solicited by Board will be voted FOR the amendment and restatement of the Incentive Plan unless instructions to the contrary are given.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Overview

Tauber & Balser serves as the Company’s independent registered public accountants and conducted the audit of the Company’s consolidated financial statements for the year ended December 31, 2005. The Board has appointed Tauber & Balser to serve as the independent registered public accounts to conduct an audit of the Company’s consolidated financial statements for the year ending December 31, 2006. Miller Ray Houser & Stewart LLP (“Miller”) served as the Company’s independent registered accountants from July 24, 2004 through December 21, 2005.

Appointment of the independent registered public accountants of the Company is not required to be submitted to a vote of the shareholders of the Company for ratification under the laws of the State of Georgia. However, the Audit Committee has recommended that the Board submit this matter to the shareholders of the Company as a matter of good corporate practice. If the shareholders fail to ratify the appointment of Tauber & Balser, then the Board will appoint another firm to serve as the independent registered public accountants of the Company for the year ending December 31, 2007.

Representatives of Tauber & Balser are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Change In and Disagreements with Accountants or Accounting and Financial Disclosure

On December 31, 2005, Miller resigned as the independent registered public accountants of the Company. Miller informed the Company that Miller resigned because it has decided to reduce the number of public company audit clients which Miller serves. Miller’s audit reports on the consolidated financial statements of the Company and subsidiary as of and for the year ended December 31, 2004 and the financial statements of the Company as of and for the years ended December 31, 2002 and 2003 (collectively, the “2004 Financial Statements”) did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Since the time the Company engaged Miller as the Company’s independent accountants on July 20, 2004 and through December 21, 2005, there were no disagreements with Miller on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Miller, would have caused it to make reference to the subject matter of the disagreements in connection with its audit reports on the 2004 Financial Statements. During the two most recent fiscal years and through December 21, 2005, there were no reportable events, as such term is defined in Item 304(a)(1)(v) of Registration S-K.

On December 21, 2005, the Company engaged Tauber & Balser as the Company’s new independent accountants to audit the Company’s consolidated financial statements for the year ending December 31, 2005. The Audit Committee approved the Company’s engagement of Tauber & Balser.

During the two most recent fiscal years and through December 21, 2005, the Company did not consult with Tauber & Balser regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Tauber & Balser concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304 (a) (1) (iv) of Regulation S-K or the related instructions thereto) or a reportable event (as defined in Item 304 (a) (1) (v) of Regulation S-K).

Audit Fees

Tauber & Balser billed $220,674 for fiscal year 2005 and Miller billed $22,400 and $76,741 for fiscal years 2005 and 2004, respectively, for professional services rendered by them for the audit of the Company’s annual consolidated financial statements and review of the Company’s interim consolidated financial statements and for services that are normally provided by them in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Miller billed $39,094 and $103,954 for fiscal years 2005 and 2004, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” The services provided by Miller included reviewing interim data, reviewing the registration statement filed in connection with the Company’s initial public offering and related documents, providing comfort letters to the underwriters in the Company’s initial public offering and advising management in connection with the Company’s initial public offering.

Tax Fees

Miller billed $35,740 for fiscal year 2004 for professional services rendered by it for tax compliance, tax advice and tax planning. These services include preparation of the Federal and state income tax returns.

All Other Fees

Neither Tauber & Balser nor Miller billed for, nor rendered professional services to, the Company during fiscal years 2005 or 2004 for any services that are not included in the above classifications.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accountants. The audit committee has adopted a policy which provides for general pre-approval of specified Audit, Audit-Related, Tax and Other Services that do not exceed enumerated dollar amounts. The policy also provides that, unless a type of service to be provided by the independent registered public accountants has received general pre-approval, it will require specific pre-approval by the audit committee.

The Audit Committee has determined the Audit, Audit-Related, Tax and Other Services that are the basis for general pre-approval by the Audit Committee. The enumerated dollar amounts at which such general pre-approval will apply are currently under consideration by the Audit Committee. Until the Audit Committee has determined such enumerated dollar amounts, all services performed by the Company’s independent registered public accountants will require the specific pre-approval of the Audit Committee.

Vote Required for Ratification of Independent Registered Public Accountants

Ratification of the appointment of independent registered public accountants will require the affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting.

Recommendation of the Board of Directors

The Board unanimously recommends that the shareholders of the Company vote FOR the ratification of the appointment of Tauber & Balser as the independent registered public accountants of the Company for the year ending December 31, 2006.

ADDITIONAL INFORMATION

Annual Report

A copy of the Annual Report, excluding exhibits, is enclosed with this Proxy Statement. The Annual Report is not a part of the proxy soliciting material enclosed herewith. Upon receipt of a written request, the Company will, without charge, furnish any owner of its Common Stock a copy of its Annual Report, including financial statements and the footnotes thereto. Copies of exhibits to the Annual Report are also available upon specific request and payment of a reasonable charge for reproduction. Such request should be directed to the Secretary of the Company at the address indicated on the first page of this Proxy Statement.

Other Matters

Management knows of no matters which will be presented for consideration at the Meeting other than those stated in the Notice of Annual Meeting of Shareholders which accompanied this Proxy Statement. However, if any other matters do properly come before the Meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters. Such person or persons will also vote the proxy in accordance with their best judgment on matters incident to the conduct of the Meeting, including any decisions to adjourn the Meeting.

Shareholder Proposals

Any and all shareholder proposals for inclusion in the proxy materials for the Company’s annual meeting of shareholders to be held in 2007 must comply with Rule 14a-8 promulgated under the Exchange Act and must be received by the Company, at its offices located at Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022, not later than March 1, 2007. Such other proposals should be addressed to the Secretary of the Company at the address indicated on the first page of this Proxy Statement.

Whether or not you plan to attend the Meeting, you are urged to complete, date and sign the accompanying form of proxy and return it promptly to the Company in the enclosed postage-paid envelope. Shareholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Directors,

Ronald G. Farrell

Chairman of the Board

Atlanta, Georgia

October 6, 2006

APPENDIX A

TRI-S SECURITY CORPORATION

CHARTER FOR THE

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

October 13, 2004

1.	PURPOSE

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Tri-S Security Corporation, a Georgia corporation (the “Company”), in fulfilling its oversight responsibilities by reviewing the financial information of the Company which will be provided to the shareholders and others; reviewing the systems of internal controls which management and the Board have established; appointing, retaining and overseeing the performance of independent accountants; and overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

The Committee will fulfill these responsibilities by carrying out the activities enumerated in Section 3 of this Charter. The Committee shall be given full and direct access to the Company’s executives and independent accountants as necessary to carry out these responsibilities. Nevertheless, the Committee’s function is one of oversight only and shall not relieve the Company’s management of its responsibilities for preparing financial statements which accurately and fairly present the Company’s financial results and conditions, or the responsibilities of the independent accountants relating to the audit or review of financial statements.

2.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of not less than three directors, each of whom will be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), and the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three years. Each appointed Committee member shall be subject to annual reconfirmation by the Board and may be removed by the Board at any time.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

3.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall:

1.	Review annually the Committee’s Charter for adequacy and recommend any changes to the Board.

2.	Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).

3.	Review the financial, investment and risk management policies followed by the Company in operating its business activities.

4.	Review the Company’s annual audited financial statements, related disclosures, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations portion of the Company’s filings with the SEC, and discuss with the independent accountants the matters required to be discussed by Auditing Standard No. 61, including (a) the quality as well as acceptability of the accounting principles applied in the financial statements, and (b) new or changed accounting policies; significant estimates, judgments, uncertainties or unusual transactions; and accounting policies relating to significant financial statement items.

5.	Review any management letter or internal control reports prepared by the independent accountants or the Company’s internal auditors and responses to any prior management letter and review with the independent accountants the Company’s internal financial controls.

6.	Review the effectiveness of the independent audit effort, including the approval of, the scope of, and the fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

7.	Be directly responsible for the appointment of, the determination of the compensation for, and the retention and oversight of, the work of the independent accountants employed to conduct the annual audit (including resolution of disagreements between the independent accountants and management regarding financial reporting) or other audit, review or attest services. The Committee shall have the sole authority to hire, fire and determine the compensation of the independent accountants employed to conduct the annual audit. The independent accountants shall report directly to the Committee.

8.	Pre-approve all audit services and permissible non-audit services by the independent accountants, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC. The Committee may establish pre-approval policies and procedures, as permitted by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, for the engagement of independent accountants to render services to the Company, including, but not limited to, policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

9.	Ensure rotation of the audit partner of the independent accountants as required by Section 10A(j) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

10.	Review the hiring policies for any employees or former employees of the independent accountants.

11.	Obtain on an annual basis a formal written statement from the independent accountants delineating all relationships between the independent accountants and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the independent accountants any disclosed relationships or services the independent accountants have with the Company which may affect the independent accountants’ independence and objectivity. The Committee is responsible for taking, or recommending that the full Board take, appropriate action to ensure and oversee the independence of the independent accountants.

12.	For each of the first three fiscal quarters and at year end, review with management the financial results, the proposed earnings press release and formal guidance which the Company may plan to offer, and review with the independent accountants the results of their review of the interim financial information and audit of the annual financial statements.

13.

Review management’s analysis of any significant accounting issues, change, estimate, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent accountants the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

14.	Following completion of the annual audit, review separately with the independent accountants and management any significant difficulties encountered during the course of the audit.

15.	Engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (a) compensation to the independent accountants for services approved by the Committee, (b) compensation to any outside advisers retained by the Committee, and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

16.	Report to the Board on a regular basis on the major events covered by the Committee and make recommendations to the Board and management concerning these matters.

17.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate, including, but not limited to, the Company’s legal and regulatory compliance.

18.	Approve all related party transactions, as defined by applicable SEC rules and regulations, to which the Company is a party.

19.	Establish procedures for: (a) the submission, receipt, retention, investigations and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.	COMMITTEE MEETINGS

The Committee will meet on a regular basis at least four times each year, and will hold special meeting as circumstances require. The timing of the meetings to be scheduled for an upcoming fiscal year shall be determined by the Committee prior to the beginning of such fiscal year. A calendar of proposed meetings will be reviewed by the Committee at the same time as the annual review of the Committee’s Charter. The calendar shall include appropriate meetings to be held separately with representatives of the independent accountants, management, including a meeting to conduct the reviews required under Section 3.13 above. In addition, the Committee will meet at any time that the independent accountants believe communication to the Committee is required.

At all Committee meetings a majority of the total number of members shall constitute a quorum. All meetings shall be held subject to and in accordance with Section 14-2-825 (including without limitation notice, quorum and requirements) and other applicable sections of the Georgia Business Corporation Code. Minutes shall be kept of each meeting of the Committee.

APPENDIX B

TRI-S SECURITY CORPORATION

2004 STOCK INCENTIVE PLAN

(As Amended and Restated on             , 2006)

1.	PURPOSE OF PLAN

The purpose of the Tri-S Security Corporation 2004 Stock Incentive Plan (the “Plan”) is to advance the interests of Tri-S Security Corporation (the “Company”) and its shareholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.	DEFINITIONS

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1	“Board” means the Board of Directors of the Company.

2.2	“Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

2.3	“Change in Control” means an event described in Section 11.1 of the Plan.

2.4	“Code” means the Internal Revenue Code of 1986, as amended.

2.5	“Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.6	“Common Stock” means the common stock of the Company, $.001 par value per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.5 of the Plan.

2.7	“Company” means Tri-S Security Corporation, a Georgia corporation.

2.8	“Disability” means, except with respect to Incentive Stock Options, the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code. In the context of the period of exercisability of an Incentive Stock Option after termination of employment as addressed in Section 9.1(a) of the Plan, “Disability” shall in all events mean the permanent and total disability of the Participant within the meaning of Section 22(e) of the Code.

2.9	“Eligible Recipients” means all employees of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary. An Incentive Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Incentive Award shall not become vested prior to the date the employee first performs such services.

2.10	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11

“Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any national securities exchange or on the Nasdaq National Market; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported on any national securities exchange or on the Nasdaq National Market, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

2.12	“Incentive Award” means an Option, Restricted Stock Award or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.

2.13	“Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient (who must be an employee of the Company or any Subsidiary) pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.14	“Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.15	“Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.16	“Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.17	“Performance-Based Restricted Stock Award” means Restricted Stock Awards granted pursuant to Section 7.5 of the Plan.

2.18	“Performance-Based Stock Bonus” means Stock Bonuses granted pursuant to Section 8.2 of the Plan.

2.19	“Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

2.20	“Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

2.21	“Retirement” means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination.

2.22	“Securities Act” means the Securities Act of 1933, as amended.

2.23	“Stock Bonus” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan.

2.24	“Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee; provided, however, that in the context of eligibility to receive Incentive Stock Options, as well as the effects of termination of employment with respect thereto as addressed in Section 9 hereof, “Subsidiary” shall have the meaning ascribed to “subsidiary corporation” by Section 424(f) of the Code.

3.	PLAN ADMINISTRATION

3.1	The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are “outside directors” within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (including written consent of a majority of the members), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2	Authority of the Committee.

(a)	In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b)	The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a regrant of such Incentive Award for purposes of this Plan.

(c)

In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, that the amended or modified terms are permitted by the Plan as then in effect.

(d)	Notwithstanding anything to the contrary set forth in the Plan, unless and except to the extent otherwise approved by the shareholders of the Company, repricing of Options granted under the Plan is not permitted.

4.	SHARES AVAILABLE FOR ISSUANCE

4.1	Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.5 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 1,500,000 shares of Common Stock (i.e., 500,000 shares as the Plan was originally adopted and approved on October 13, 2004, plus an additional 1,000,000 shares adopted and approved pursuant to this amendment and restatement of the Plan as of , 2006). Except for grants of Options issued pursuant to Section 6.7 of the Plan, the maximum number of shares of Common Stock with respect to which Incentive Awards may be granted during a calendar year to any Participant shall be 500,000, provided that the maximum aggregate number of shares of Common Stock that may be awarded in the form of Restricted Stock Awards and Stock Bonuses during any calendar year to any Participant shall be 200,000.

4.2	Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock, or used to satisfy the applicable tax withholding obligation will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan.

4.3	General Restrictions. Delivery of shares of Common Stock or other amounts under the Plan shall be subject to the following:

(a)	Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b)	To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be reflected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

4.4	Shares of Common Stock Issued Pursuant to Incentive Stock Options. Subject to Sections 4.1 and 4.5 of the Plan, the maximum number of shares of Common Stock that may be issued under Options intended to be Incentive Stock Options pursuant to the Plan shall be 1,500,000.

4.5

Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split, of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) to outstanding Options, and (b) the exercise price of outstanding Options.

5.	PARTICIPATION

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.	OPTIONS

6.1	Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option (if the Option so qualifies) or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2	Exercise Price. The per-share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date an Option is granted; provided, further, that in the case of the grant of an Incentive Stock Option, such price will not be less than 110% of the Fair Market Value if, at the time the Option is granted, the Participant owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code).

6.3	Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant or, in the case of an Eligible Participant (other than in the case of any Non-Statutory Stock Option that may be issued to Ronald G. Farrell) who owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code), five years from its date of grant. Notwithstanding the foregoing, each Option granted to a participant shall vest at a rate of at least 20% per year over 5 years from the date the Option is granted.

6.4	Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note (on terms acceptable to the Committee in its sole discretion) or a combination of such items with or without some cash.

6.5	Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its office at Royal Centre One, Great Oaks Way, Suite 120, Alpharetta, Georgia 30022 (or such other office as the Company may designate), and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

6.6	Aggregate Limitation of Common Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company, any subsidiary or parent corporation of the Company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options shall constitute Non-Statutory Stock Options. The determination shall be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, may designate which shares shall be treated as shares to be acquired upon exercise of an Incentive Stock Option.

6.7	Options to Purchase Stock of Acquired Companies. After any reorganization, merger or consolidation involving the Company or a subsidiary of the Company, the Committee may grant Options in substitution of options issued under a plan of another party to the reorganization, merger or consolidation, where such party’s stock may no longer be outstanding following such transaction pursuant to Section 424(a) of the Code. The Committee shall have sole discretion to determine all terms and conditions of Options issued under this Section 6.7, including, but not limited to, exercise price and expiration date.

7.	RESTRICTED STOCK AWARDS

7.1	Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria.

7.2	Rights as a Shareholder; Transferability. Except as provided in Sections 7.1, 7.3 and 12.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

7.3

Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

7.4	Enforcement of Restrictions. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

7.5	Performance-Based Restricted Stock Awards. Notwithstanding anything to the contrary herein, certain Restricted Stock Awards granted under this Section 7 may, at the discretion of the Committee, be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Restricted Stock Awards”). The restrictions applicable to a Participant’s Performance-Based Restricted Stock Award shall lapse based wholly or partially on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (a) while the outcome for that performance period is substantially uncertain and (b) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) operating income before depreciation and amortization; (ii) operating income; (iii) earnings per share; (iv) return on shareholders’ equity; (v) revenues or sales; (vi) free cash flow; (vii) return on invested capital; and (viii) total shareholder return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine in its discretion whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify prior to the release of the restrictions on the Performance-Based Restricted Stock Award.

8.	STOCK BONUSES

8.1	Grant. An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under this Section 8 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Bonus as it deems appropriate.

8.2

Performance-Based Stock Bonuses. Notwithstanding anything to the contrary herein, certain Stock Bonuses granted under this Section 8 may be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Stock Bonuses”). A Participant’s Performance-Based Stock Bonus shall be determined based on the attainment of written performance goals approved by the Committee for a performance period of not less than one year established by the Committee (a) while the outcome for that performance period is substantially uncertain and (b) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) operating income before depreciation and amortization;

(ii) operating income; (iii) earnings per share; (iv) return on shareholders’ equity; (v) revenues or sales; (vi) free cash flow; (vii) return on invested capital; and (viii) total shareholder return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the number of shares of Common Stock with respect to the applicable Performance-Based Stock Bonus. No Performance-Based Stock Bonus will be granted for such performance period until such certification is made by the Committee.

9.	EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE

9.1	Termination Due to Death, Disability or Retirement. In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or (except in the case of Incentive Stock Options) Retirement:

(a)	all outstanding Options then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option);

(b)	all Restricted Stock Awards then held by the Participant will become fully vested; and

(c)	all Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses.

9.2	Termination for Reasons Other Than Death, Disability or Retirement.

(a)	Subject to the second sentence of this Section 9.2(a), in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement (but including Retirement in the case of Incentive Stock Options), or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), (i) all outstanding Options then held by the Participant will remain exercisable to the extent exercisable as of such termination until the earlier of three months after such termination or the expiration date of any such Option, unless termination is for cause, in which case all Options will remain exercisable as of such termination for a period of one month after such termination (but in no event after the expiration of any such Option); ( ii ) all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited; and ( iii) all Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the committee and set forth in the agreement evidencing such Stock Bonuses.

(b)	For purposes of this Section 9.2, “cause” (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any employment, service, or noncompete agreement entered into with the Company or any Subsidiary.

9.3

Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 9, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards and Stock Bonuses then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, such termination of employment or service, in each case in the manner determined by the Committee; provided, however, no Option may remain exercisable beyond its expiration date.

9.4	Breach of Confidentiality or Noncompete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, such breach occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

9.5	Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, determined by the Committee in its sole discretion based upon such records.

10.	PAYMENT OF WITHHOLDING TAXES

10.1	General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

10.2	Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 10.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

11.	CHANGE IN CONTROL

11.1	Change in Control. For purposes of this Section 11, a “Change in Control” of the Company will mean the following:

(a)	the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(b)	the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c)

any person (other than Ronald G. Farrell or any of his Affiliates (as that term is defined in Rule 144(a)(1) under the Securities Act)) becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but less than 50%, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors (as defined in Section 11.23 below), or (ii) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

(d)	a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors, or (ii) 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

(e)	the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

(f)	any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

11.2	Incumbent Directors. For purposes of this Section 11, “Incumbent Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

11.3	Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.5 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options have been granted remains in the employ or service of the Company or any Subsidiary; (b) all outstanding Restricted Stock Awards will become immediately fully vested and non-forfeitable; and (c) all outstanding Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses.

11.4	Cash Payment for Options. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

11.5

Limitation on Change in Control Payments. Notwithstanding anything in Section 11.3 or 11.4 of the Plan to the contrary, if, respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 11.3 of the Plan or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 11.4 of the Plan (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with one another and any other “payments” which such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to

Section 1504(b) the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 11.3 or 11.4 of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will be reduced, that such “payments” not be reduced or that the Participant will have the discretion to determine which “payments” will be reduced), then this Section 11.5 will not apply, and any “payments” to a Participant pursuant to Section 11.3 or 11.4 of the Plan will be treated as “payments” arising under such separate agreement.

12.	RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY.

12.1	Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

12.2	Rights as a Shareholder. As a holder of Incentive Awards (other than Restricted Stock Awards and Stock Bonuses), a Participant will have no rights as a shareholder unless and until such Incentive Awards are exercised for, or paid in the form of, of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

12.3	Restrictions on Transfer. Except as otherwise provided in this Section 12.3, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, or (except with respect to Incentive Stock Options) pursuant to the terms of a domestic relations order, as defined in Section 414(p)(1)(B) of the Code, which satisfies the requirements of Section 414(p)(1)(A) of the Code (a “Qualified Domestic Relations Order”). During the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative or attorney-in-fact) or the alternate payee named in a Qualified Domestic Relations Order may exercise the Participant’s rights under the Plan. The Participant’s beneficiary may exercise a Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Non-Qualified Stock Options may transfer such Options to his or her spouse, ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only back to the Participant who originally received the Options or to an individual or trust to whom the Participant could have initially transferred the Option pursuant to this Section 12.3. Options which are transferred pursuant to this Section 12.3 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

12.4	Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

13.	SECURITIES LAW AND OTHER RESTRICTIONS

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

14.	PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or quotation system on which the Common Stock is listed, including, but not limited to the over-the-counter electronic bulletin board and the Nasdaq Stock Market. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.5 and 13 of the Plan.

15.	EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan is effective as of October 13, 2004, the date the original version of the Plan was adopted by the Board and approved by the shareholders, with the amendments reflected herein to be effective as of                     , 2006. The Plan will terminate at midnight on October 13, 2014, and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

16.	SECTION 409A OF THE CODE

Notwithstanding other provisions of the Plan or any agreements evidencing Incentive Awards granted under the Plan, no Incentive Award shall be granted, deferred, accelerated, extended, paid out or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, a grant in respect of any Incentive Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant agreement evidencing such Incentive Award, as the case may be, without causing the Participant holding such Incentive Award to be subject to taxation under Section 409A of the Code, the Company will make such grant on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.

17.	MISCELLANEOUS

17.1	Governing Law. The validity, construction, interpretation, and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Georgia, notwithstanding the conflicts of laws principles of any jurisdictions.

17.2	Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

17.3	Annual Report. Each year the Company will provide a copy of its Annual Report to Shareholders on Form 10-K or Form 10-KSB, as applicable, to all Participants.

TRI-S SECURITY CORPORATION

Royal Centre One

11675 Great Oaks Way, Suite 120

Alpharetta, Georgia 30022

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 7, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF TRI-S SECURITY CORPORATION

The undersigned holder of shares of common stock, par value $0.001 per share (the “Common Stock”), of TRI-S SECURITY CORPORATION, a Georgia corporation (the “Company”), hereby appoints Ronald G. Farrell and Robert K. Mills, and each of them, with full power of substitution, proxies to vote the shares of Common Stock which the undersigned could vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at 11:00 a.m., local time, on Tuesday, November 7, 2006, at Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022, and any adjournment or postponement thereof (the “Meeting”).

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THEN THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) PROPOSALS 1, 2, 3 and 4.

1.	To elect one Class I director for a three-year term of office.

☐ FOR the nominee set forth below	☐ WITHHOLD authority to vote for the nominee set forth below

James M. Logsdon

2.	To amend and restate Company’s 2004 Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To ratify the appointment of Tauber & Balser, P.C. as the independent registered public accountants of the Company for the year ending December 31, 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To transact such other business as may properly come before the Meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED (FOR) THE PROPOSALS ABOVE.

Receipt of the Company’s Proxy Statement dated October 6, 2006 is hereby acknowledged.

Signature:

Signature if jointly held:

Dated: , 2006

Please date and sign as name appears hereon. When signing as executor, administrator, trustee, guardian or attorney, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.